UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

Shimmick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41867	84-3749368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Technology Drive Suite 300 Irvine, CA		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 723-2021

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SHIM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 4, 2025, Shimmick Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders for the purposes of (i) electing six director nominees named in the Company’s 2025 Proxy Statement as directors of the Company to serve for a one-year term expiring at the 2026 Annual Meeting of Stockholders and (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2026. The final results of the stockholder vote are set forth below.

Proposal 1 - Election of Directors

The Company’s stockholders elected the persons listed below as directors for one-year terms expiring at the Company’s 2026 Annual Meeting of Stockholders and until his successor is elected. The following six directors were elected by the votes shown below.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Mitchell B. Goldsteen	22,211,589	312,775	11,520	1,658,049
Joseph A. Del Guercio	22,367,972	156,392	11,520	1,658,049
Geoffrey E. Heekin	22,222,780	301,584	11,520	1,658,049
Peter Kravitz	22,367,981	156,383	11,520	1,658,049
Steven E. Richards	22,215,560	308,804	11,520	1,658,049
Ural Yal	22,228,312	296,052	11,520	1,658,049

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2026. The selection was ratified by the votes shown below.

FOR	AGAINST	ABSTAIN
24,146,388	46,599	946

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shimmick Corporation

Date: June 5, 2025	By:	/s/ John Carpenter
John Carpenter
Executive Vice President & General Counsel